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            [Form of Opinion of Group General Counsel of BP p.l.c.]


                                                                     Exhibit 5.1

                            [LETTERHEAD OF BP p.l.c]

BP p.l.c.
1 St. James's Square
London SW1Y 4PD, England

BP Capital Markets p.l.c.
Breakspear Park
Breakspear Way
Hemel Hempstead
Herts HP2 4UL, England

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a shelf registration statement on Form F-3 (File No. 333-110203) (the "Registration Statement")of US$9,147,000,000 aggregate amount of guaranteed debt securities (the "Securities") of BP Capital Markets America Inc., a Delaware corporation, BP Capital Markets p.l.c., an English company ("BP Capital"), BP Canada Finance Company, a Canadian company and BP Australia Capital Markets Limited, an Australian company (each an "Issuer" and collectively, the "Issuers"), and the related guarantees (the "Guarantees") of the Securities by BP p.l.c., an English company ("BP"), as Group General Counsel of BP, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

1. each of BP and BP Capital is a public limited company duly incorporated in England and Wales under the Companies Act 1985;

2. when the Registration Statement has become effective under the Act, the terms of the Securities and the Guarantees and of the issuance and sale of the Securities and the Guarantees have been duly established in conformity with the Indenture relating to such Securities so as not to violate any applicable law or result in a default under or breach of an agreement or instrument then binding upon the Issuers or BP, the Securities to be issued have been duly executed and authenticated in accordance with the Indenture relating to such Securities, and the Securities and the Guarantees have been issued and sold as contemplated in the Registration Statement, and, only in the case of the Securities of BP Australia Capital Markets Limited, the Indenture relating to such Securities has been duly executed and delivered, the Guarantees will constitute valid and legally binding obligations of BP;

3. when the Registration Statement has become effective under the Act, the terms of the Securities of BP Capital and the Guarantees and of the issuance and sale of the Securities of BP Capital and the Guarantees have been duly established in conformity with the Indenture relating to such Securities so as not to violate any applicable law or result in a default under or breach of an agreement or instrument then binding on BP Capital or BP, the Securities of BP Capital have been duly executed and authenticated and the Guarantees have been duly executed in each case in accordance with the Indenture relating thereto, and the Securities of BP Capital and the Guarantees have been issued and sold as contemplated in the Registration Statement, the Securities of BP Capital will constitute valid and legally binding obligations of BP Capital; and

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4.      I confirm to you that my opinion is as set forth under the caption "Tax
        Considerations - United Kingdom Taxation" in the Prospectus included in the Registration Statement.

The foregoing opinion is limited to the laws of England in force on this date and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the state of New York upon the opinion of Daniel B. Pinkert, special United States counsel to BP, which opinion is being delivered to you by such counsel on this date.

I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Securities and the Guarantees and to the references to me under the captions "Tax Considerations - United Kingdom Taxation" and "Validity of Securities" in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,


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P.B. Bevan